                            Rule 424 (b)(2)
                            File Numbers: 333-2297 and 33-54049

Pricing Supplement Number: SR142                     Dated:  JUNE 20, 1997

(To Prospectus dated May 14, 1996 and Prospectus Supplement dated June 14,
1996).


                                $1,550,000,000
                            CORESTATES CAPITAL CORP
                  Senior Medium-Term Floating Rate Notes Due
                    Nine Months or More From Date of Issue
        Unconditionally Guaranteed as to Payment of Principal, Premium,
                            if any, and Interest by
                           CORESTATES FINANCIAL CORP

Cusip:                                            21869EFZ3

Principal Amount:                                 20,000,000.00

Settlement Date:                                  06/24/97

Base Rate:                                        LIBOR (Telerate pg 3750)

Index Maturity:                                   3 MONTH

Initial Interest Rate:                            5.81125% (5.78125% 3 Month
                                                   Libor 6/20/97)

Spread or Spread Multiplier, if applicable:       PLUS 3 BPS

Interest Rate Reset Dates:                        QUARTERLY ON 3rd WED OF
                                                  (SEPT, DEC, MAR, JUN)

Interest Payment Dates:                           QUARTERLY ON 3rd WED OF
                                                  (SEPT, DEC, MAR, JUN)

First Coupon:                                     09/17/97

Day Count:                                        ACTUAL/360

Stated Maturity Date:                             06/21/00

Maximum Interest Rate, if any:

Minimum Interest Rate, is any:

Alternate Rate Event Spread, if any:

Initial Redemption Date, if any:

Initial Redemption Percentage, if any:

Annual Redemption Percentage Reduction, if any:

Optional Repayment Dates, if any: